Exhibit 99.1
Blackbaud, Inc. Announces First Quarter 2006 Results and Second Quarter 2006 Dividend
CHARLESTON, S.C., May 8, 2006 — Blackbaud, Inc. (Nasdaq: BLKB), the leading provider of software and related services designed specifically for nonprofit organizations, today announced financial results for its first quarter 2006.
For the quarter ended March 31, 2006, Blackbaud reported total revenue of $43.7 million, an increase of 17% compared with the first quarter of 2005. License revenue increased 12% to $7.2 million, services revenue increased 20% to $13.7 million, and maintenance and subscriptions revenue increased 16% to $21.5 million over the comparable period.
Marc Chardon, Chief Executive Officer of Blackbaud, stated, “We are very pleased with the Company’s performance in the first quarter, highlighted by better-than-expected top line momentum and profitability.” Chardon continued, “The investments we are making in our key accounts sales effort continue to pay significant dividends, and it was again the source of over performance in the quarter. Nonprofit organizations are continuing to invest significantly in technology, and Blackbaud is uniquely positioned to capitalize on this trend due to our industry leading domain expertise and breadth and depth of our solutions.”
Blackbaud’s income from operations and net income, determined in accordance with generally accepted accounting principles (GAAP), were $9.2 million and $5.7 million, respectively, for the first quarter 2006 compared with income from operations of $17.3 million and net income of $10.9 million in the same period last year. GAAP diluted earnings per share were $0.13 for the quarter ended March 31, 2006, compared with $0.23 in the same period last year. Differences in the Company’s accounting for stock-based compensation, including the initial adoption of FAS123(R), were principally responsible for the decline in the Company’s earnings in the first quarter.
For the quarter ended March 31, 2006, non-GAAP income from operations and net income, which exclude stock-based compensation expense and amortization of intangibles arising from business combinations, were $11.3 million and $7.0 million, respectively, compared with $9.6 million and $6.0 million in the same period last year, both representing growth of 17%. Non-GAAP earnings per share were $0.16 for the quarter ended March 31, 2006 compared with $0.13 in the same period last year. A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Blackbaud had cash and cash equivalents of $16.5 million at March 31, 2006, a $6.2 million decrease from the $22.7 million level at the end of the prior quarter. During the quarter, the Company spent $6.1 million on the acquisition of Campagne Associates and $9.3 million on its dividend and stock buyback capital management programs.
Timothy V. Williams, Chief Financial Officer of Blackbaud, stated, “The first quarter was a good start to 2006. Results were strong across both our core and new solutions, and for the second quarter in a row we saw improved performance from our international operations. Continued momentum, combined with our attractive business model, is helping to drive the strong cash flow that we are using to enhance stockholder value on a quarterly basis.”
Second Quarter Dividend
Blackbaud announced today that its Board of Directors has declared a second quarter dividend of $0.07 per share payable on June 15, 2006 to stockholders of record on May 28, 2006.
Conference Call Details
Blackbaud will host a conference call today, May 8, 2006, at 5:00 p.m. (EST) to discuss the Company’s financial results, operations and related matters. To access this call, dial 800-811-8824 (domestic) or 913-981-4903 (international). A replay of this conference call will be available through May 15, 2006, at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 7472301. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s Web site, and a replay will be archived on the Web site as well.
About Blackbaud
Blackbaud is the leading global provider of software and related services designed specifically for nonprofit organizations. More than 15,000 organizations — including the American Red Cross, Bowdoin College, the Chesapeake Bay Foundation, the Crohn’s & Colitis Foundation of America, the Detroit Zoological Society, Episcopal

High School, Help the Aged, the New York Philharmonic, and United Way of America — use Blackbaud products and consulting services for fundraising, financial management, business intelligence, and school administration. Blackbaud’s solutions include The Raiser’s Edge®, The Financial Edge™, The Education Edge™, The Patron Edge®, Blackbaud® NetCommunity™, The Information Edge™, The Researcher’s Edge™, WealthPoint™, and ProspectPoint™, as well as a wide range of consulting and educational services. Founded in 1981, Blackbaud is headquartered in Charleston, South Carolina, and has operations in Toronto, Ontario; Glasgow, Scotland; and Sydney, Australia. For more information, visit www.blackbaud.com.
Blackbaud, the Blackbaud logo, The Raiser’s Edge, The Financial Edge, The Education Edge, The Patron Edge, Blackbaud NetCommunity, The Information Edge, The Researcher’s Edge, WealthPoint, and ProspectPoint are trademarks or registered trademarks of Blackbaud, Inc.
Forward-looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: risk associated with successful implementation of multiple integrated software products; lengthy sales and implementation cycles, particularly in larger organizations; uncertainty regarding increased business and renewals from existing customers; continued success in sales growth; adoption of our products and services by nonprofits; risks related to our dividend policy and stock repurchase program, including potential limitations on our ability to grow and the possibility that we might discontinue payment of dividends and stock repurchases; risk associated with product concentration; economic conditions and seasonality; competition; risks associated with management of growth; risks associated with acquisitions; technological changes that make our products and services less competitive; the ability to attract and retain key personnel; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge upon request from Blackbaud’s investor relations department.
Non-GAAP Financial Measures
Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP gross margin, non-GAAP operating income and margin, non-GAAP net income and non-GAAP earnings per share. Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud’s ongoing operational performance. Blackbaud believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Blackbaud’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above exclude the impact of costs associated with amortization of intangibles arising from business combinations, stock-based compensation expense and certain adjustments to the deferred tax asset.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure below. As previously mentioned, a reconciliation of GAAP to our non-GAAP financial measures has been provided in the financial statement tables included in this press release.
INVESTOR CONTACT:
Tim Dolan
Integrated Corporate Relations
203-682-8200
MEDIA CONTACT:
Melanie Milonas
Blackbaud, Inc.
melanie.milonas@blackbaud.com
843.216.6200 x3307
SOURCE: Blackbaud, Inc.

Blackbaud, Inc.
Consolidated balance sheets
(Unaudited)

	March 31,	December 31,
(in thousands, except share and per share amounts)	2006	2005

Assets
Current assets:
Cash and cash equivalents	$16,490	$22,683
Cash, restricted	504	—
Accounts receivable, net of allowance of $1,074 and $1,100, respectively	24,891	25,577
Prepaid expenses and other current assets	9,677	8,741
Deferred tax asset, current portion	10,315	7,600

Total current assets	61,877	64,601
Property and equipment, net	8,368	8,700
Deferred tax asset	66,940	71,487
Goodwill	2,224	2,208
Intangible assets, net	8,453	396
Other assets	89	106

Total assets	$147,951	$147,498

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$3,330	$4,683
Accrued expenses and other current liabilities	12,664	15,806
Deferred acquisition costs, current portion	504	—
Deferred revenue	58,893	59,459

Total current liabilities	75,391	79,948
Deferred acquisition costs, long-term portion	267	—
Long-term deferred revenue	1,482	1,279

Total liabilities	77,140	81,227

Commitments and contingencies (Note 9)
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $.001 par value; 180,000,000 shares authorized, 48,192,407 and 47,529,836 shares issued at March 31, 2006 and December 31, 2005, respectively	48	48
Additional paid-in capital	75,250	73,583
Deferred compensation	—	(6,497)
Treasury stock, at cost; 4,631,913 and 4,267,313 shares at March 31, 2006 and December 31, 2005, respectively	(67,156)	(60,902)
Accumulated other comprehensive income	86	92
Retained earnings	62,583	59,947

Total stockholders’ equity	70,811	66,271

Total liabilities and stockholders’ equity	$147,951	$147,498

Blackbaud, Inc.
Consolidated statements of operations
(Unaudited)

	Three months ended March 31,
(in thousands, except share and per share amounts)	2006	2005

Revenue
License fees	$7,221	$6,468
Services	13,714	11,472
Maintenance	19,199	17,115
Subscriptions	2,308	1,465
Other revenue	1,290	883

Total revenue	43,732	37,403

Cost of revenue
Cost of license fees	670	946
Cost of services (of which $140 and $91 in the three months ended March 31, 2006 and 2005, respectively, was stock based compensation expense)	8,111	6,527
Cost of maintenance (of which $29 and $11 in the three months ended March 31, 2006 and 2005, respectively, was stock based compensation expense)	3,207	2,640
Cost of subscriptions (of which $4 and $0 in the three months ended March 31, 2006 and 2005, respectively, was stock based compensation expense)	540	415
Cost of other revenue	1,090	770

Total cost of revenue	13,618	11,298

Gross profit	30,114	26,105

Operating expenses
Sales and marketing (of which $220 and $74 in the three months ended March 31, 2006 and 2005, respectively, was stock based compensation expense)	9,284	7,755
Research and development (of which $191 and $55 in the three months ended March 31, 2006 and 2005, respectively, was stock based compensation expense)	6,024	5,102
General and administrative (of which $1,390 and $(7,871) in the three months ended March 31, 2006 and 2005, respectively, was stock based compensation expense (benefit))	5,461	(4,036)
Amortization	129	—

Total operating expenses	20,898	8,821

Income from operations	9,216	17,284
Interest income	149	253
Interest expense	(12)	(13)
Other expense, net	(29)	(112)

Income before provision for income taxes	9,324	17,412
Income tax provision	3,654	6,553

Net income	$5,670	$10,859

Earnings per share
Basic	$0.13	$0.25
Diluted	$0.13	$0.23

Common shares and equivalents outstanding
Basic weighted average shares	42,883,929	42,643,705
Diluted weighted average shares	44,600,235	47,555,533
Dividends per share	$0.07	$0.05

Blackbaud, Inc.
Consolidated statements of cash flows
(Unaudited)

	Three months ended March 31,
(in thousands)	2006	2005

Cash flows from operating activities
Net income	$5,670	$10,859
Adjustments to reconcile net income to net provided by cash provided by operating activities operating activities
Depreciation and amortization	846	668
Provision for doubtful accounts and sales returns	256	429
Stock-based compensation	1,974	(6,922)
Amortization of deferred financing fees	12	12
Deferred taxes	1,339	4,970
Excess tax benefit on exercise of stock options	—	2,606
Changes in assets and liabilities, net of acquisition
Accounts receivable	411	780
Prepaid expenses and other assets	(929)	(158)
Trade accounts payable	(1,354)	(168)
Accrued expenses and other current liabilities	(3,151)	(5,182)
Deferred revenue	(1,814)	(537)

Total adjustments	(2,410)	(3,502)

Net cash provided by operating activities	3,260	7,357

Cash flows from investing activities
Purchase of property and equipment	(264)	(85)
Purchase of net assets of acquired company	(6,081)	(49)

Net cash used in investing activities	(6,345)	(134)

Cash flows from financing activities
Repayments on long-term debt and capital lease obligations	—	(37)
Proceeds from exercise of stock options	3,266	4,079
Excess tax benefit on exercise of stock options	2,922	—
Purchase of treasury stock	(6,254)	(7,969)
Dividend payments to stockholders	(3,034)	(2,151)

Net cash used in financing activities	(3,100)	(6,078)

Effect of exchange rate on cash and cash equivalents	(8)	(20)

Net (decrease) increase in cash and cash equivalents	(6,193)	1,125
Cash and cash equivalents, beginning of period	22,683	42,144

Cash and cash equivalents, end of period	$16,490	$43,269

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP financial measures
(Unaudited)
(In thousands, except per share amounts)

	Three months ended March 31,
	2006	2005

GAAP revenue	$43,732	$37,403

GAAP gross margin	$30,114	$26,105

Non-GAAP adjustments:
Amortization of deferred compensation expense — options	66	102
Amortization of deferred compensation expense — restricted stock	107	—

Non-GAAP gross profit	$30,287	$26,207

Non-GAAP gross margin	69%	70%

GAAP income from operations	$9,216	$17,284
Non-GAAP adjustments:
Amortization of deferred compensation expense (benefit) — options	1,509	(7,640)
Amortization of deferred compensation expense — restricted stock	465	—
Amortization of intangibles from business combinations	129	—

Total Non-GAAP adjustments	2,103	(7,640)

Non-GAAP income from operations	$11,319	$9,644

Non-GAAP operating margin	26%	26%

GAAP net income	$5,670	$10,859
Non-GAAP adjustments:
Total Non-GAAP adjustments affecting income from operations	2,103	(7,640)
Tax impact related to Non-GAAP adjustments	(803)	2,742

Non-GAAP net income	$6,970	$5,961

GAAP shares used in computing diluted income per share	44,600	47,556
Non-GAAP adjustments:
Incremental shares related to dilutive securities	176	(950)

Shares used in computing Non-GAAP earnings per diluted share	44,776	46,606

Non-GAAP earnings per diluted share	$0.16	$0.13